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                                                                     EXHIBIT 5.1

                                 BRYAN CAVE LLP
                             120 BROADWAY, SUITE 500
                         SANTA MONICA, CALIFORNIA 90401
                                 (310) 576-2100
                            FACSIMILE (310) 576-2200



                                January 23, 1997



Day Runner, Inc.
15295 Alton Parkway
Irvine, California 92718

          Re: Day Runner, Inc. - Registration Statement on Form S-8

Gentlemen:

          We have acted as securities counsel for Day Runner, Inc. (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 to be filed with the Securities and Exchange Commission (the "Commission") on January 23, 1997, in connection with the registration of 325,000 shares of Common Stock, par value $0.001 per share (the "Shares"), issuable upon exercise of options granted or to be granted pursuant to the Company's 1995 Stock Option Plan or upon the exercise of warrants granted to five directors of the Company (such 1995 Stock Option Plan and warrants are together referred to herein as the "Plans").

          In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Shares in accordance with the Plans and the Form S-8 prospectuses to be delivered to participants in the Plans, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

          Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective, and when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with, and when the Shares are issued and sold in accordance with the Plans and the Form S-8 prospectuses to be delivered to participants in the Plans, the Shares will be validly issued, fully paid and nonassessable.
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          We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

          This opinion is rendered solely for your benefit in connection with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein as to the effect on the subject transaction only of United States federal law and the internal laws of the State of Delaware, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                        Very truly yours,

                                        /s/ BRYAN CAVE LLP

                                        BRYAN CAVE LLP